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                                                                   EXHIBIT 10.46

                                WEBMD CORPORATION
                  2001 EMPLOYEE NON-QUALIFIED STOCK OPTION PLAN
                         AS AMENDED ON NOVEMBER 28, 2001

                                    ARTICLE 1

                                     PURPOSE

         1.1 General. The purpose of the WebMD Corporation 2001 Employee Non-qualified Stock Option Plan (the "Plan") is to promote the success, and enhance the value, of WebMD Corporation (the "Corporation"), by linking the personal interests of its employees to those of Corporation shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of the Corporation's operation is largely dependent. Accordingly, the Plan permits the grant non-qualified options from time to time to selected employees.

                                    ARTICLE 2

                                 EFFECTIVE DATE

         2.1 Effective Date. The Plan shall be effective as of the date upon which it shall be approved by the Board (the "Effective Date").

                                    ARTICLE 3

                                   DEFINITIONS

         3.1 Definitions. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

                  (a) "Board" means the Board of Directors of the Corporation.

                  (b) "Cause" as a reason for a Participant's termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Corporation or an affiliated company, provided, however that if there is no such employment agreement in which such term is defined, "Cause" shall mean any of the following acts by the Participant, as determined by the Company: gross neglect of duty, prolonged absence from duty without the consent of the Corporation, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Corporation, willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Corporation or breach of any restrictive covenant set forth in an Option Agreement or any substantially similar provisions in any other agreements with the Company or any of its subsidiaries.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (d)      "Committee" means the committee described in Article
         4.


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                  (e)      "Corporation" means WebMD Corporation, a Delaware
         corporation.

                  (f) "Effective Date" has the meaning assigned such term in Section 2.1.

                  (g) "Eligible Persons" has the meaning assigned to such term in Section 6.1.

                  (h) "Fair Market Value", on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

                  (i)      "Option" means a right granted to a Participant under
         Article 7 of the Plan to purchase Stock at a specified price during specified time periods. The Options to be granted hereunder are not intended to qualify as "incentive stock options" within the meaning of
         Section 422 of the Code or any successor provision.

                  (j) "Option Agreement" means any written agreement, contract, or other instrument or document evidencing an Option.

                  (k) "Parent" means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation.

                  (l) "Participant" means a person who, as an employee of the Corporation or any Parent or Subsidiary, has been granted an Option under the Plan.

                  (m) "Plan" means the WebMD Corporation 2001 Employee Non-Qualified Stock Option Plan, as amended from time to time.

                  (n) "Stock" means the $.0001 par value common stock of the Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Article 15.

                  (o) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

                  (p) "1933 Act" means the Securities Act of 1933, as amended from time to time.

                  (q) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.


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                                    ARTICLE 4

                                 ADMINISTRATION

         4.1. Committee. The Plan shall be administered by the Compensation Committee of the Board (the "Committee") or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code Section 162(m) and such relief is sought by the Corporation, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Option made by the Committee which Option is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

         4.2. Action by the Committee. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Parent or Subsidiary, the Corporation's independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.

         4.3. Authority of Committee. Except as provided below, the Committee has the exclusive power, authority and discretion to:

                  (a)      Designate Participants;

                  (b) Determine the number of shares of Stock to which an Option will relate;

                  (c) Determine the terms and conditions of any Option granted under the Plan, including but not limited to, the exercise price, the term of the Option, any restrictions or limitations on the Option, any schedule for lapse of restrictions on the exercisability of an Option, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

                  (d) Accelerate the vesting of any outstanding Option, based in each case on such considerations as the Committee in its sole discretion determines;

                  (e) Prescribe the form of each Option Agreement, which need not be identical for each Participant;

                  (f) Decide all other matters that must be determined in connection with an Option;


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                  (g)      Establish, adopt or revise any rules and regulations
         as it may deem necessary or advisable to administer the Plan;

                  (h) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

                  (i) Amend the Plan or any Option Agreement as provided herein.

         Notwithstanding the above, the Board or the Committee may expressly delegate to a special committee consisting of one or more officers of the Corporation some or all of the Committee's authority under subsection (a) through (e) above with respect to those eligible Participants, who at the time of grant are not, and are not anticipated to become, either (i) Covered Employees or (ii) persons subject to Section 16 of the 1934 Act, provided that such delegation is in accordance with Section 157 of the Delaware General Corporation Law.

         4.4. Decisions Binding. The Committee's interpretation of the Plan, any Option granted under the Plan, any Option Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                                    ARTICLE 5

                           SHARES SUBJECT TO THE PLAN

         5.1. Number of Shares. Subject to adjustment as provided in Section 15.1, the aggregate number of shares of Stock reserved and available for Options shall be 10,000,000 shares.

         5.2. Lapsed Options. To the extent that an Option is canceled, terminates, expires, is forfeited or lapses for any reason, any shares of Stock subject to the Option will again be available for the grant of an Option under the Plan.

         5.3. Stock Distributed. Any Stock issued pursuant to an Option may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

         5.4. Limitation on Options. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum number of shares of Stock with respect to one or more Options that may be granted during any one calendar year under the Plan to any one Participant shall be 200,000.

                                    ARTICLE 6

                                   ELIGIBILITY

         6.1. General. Options may be granted only to individuals who are employees of the Corporation or a Parent or Subsidiary; provided, however, that no person who is subject to Section 16(a) of the Exchange Act shall be eligible for an Option hereunder ("Eligible Persons").


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                                    ARTICLE 7

                              TERMS OF STOCK OPTION

         7.1. General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                  (a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee but shall not be less than 100 percent of the Fair Market Value on the date of grant.

                  (b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable at an earlier date. Unless the Option Agreement states otherwise, an Option shall vest in the following manner: 25% per year commencing on the first anniversary of the date of grant.

                  (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if shares of Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for at least six months.

                  (d) Evidence of Grant. All Options shall be evidenced by a written Option Agreement between the Corporation and the Participant. The Option Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

                  (e) Exercise Term. In no event may any Option be exercisable for more than ten years from the date of its grant.

                  (f)      Termination of Employment.

                           (1) In the event that a Participant's employment with the Company or any of its Subsidiaries or Parents terminates for any reason (other than Cause), the Participant (or the Participant's estate) shall, unless otherwise provided in the applicable Option Agreement, be entitled to exercise the Participant's Options which have become vested as of the date of termination for a period of 90 days (one year in the event of death) following the date of termination.

                           (2) In the event that a Participant's employment with the Company or any of its Subsidiaries or Parents terminates for any reason, any Options which have not become vested as of the date of termination (the "Date of Termination") shall, unless otherwise provided in the applicable Option Agreement, terminate and be cancelled without any consideration being paid therefore. In the event that a Participant's employment is terminated by the Company, or a Subsidiary or Parent for Cause, all of such Participant's Options (including the vested portion) shall, unless otherwise provided in the applicable


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                  Option Agreement, terminate and be cancelled without any
                  consideration being paid therefore.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1. Limits on Transfer. No right or interest of a Participant in any unexercised Option may be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Parent or Subsidiary. No unexercised or restricted Option shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Option under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, and (ii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Options.

         8.2. Beneficiaries. A Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Option upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Option Agreement applicable to the Participant, except to the extent the Plan and Option Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

         8.3. Stock Certificates. All Stock issuable under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

         8.4. Termination of Employment. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur (i) in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Corporation, or transfers from one Parent or Subsidiary to another Parent or Subsidiary, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or other disposition of the Participant's employer from the Corporation or any Parent or Subsidiary.

         8.5. Loan Provisions. With the consent of the Committee, the Corporation may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option granted under this Plan and/or with respect to the payment by the Participant of any or all federal and/or state income taxes due on account of the exercise of any Option hereunder. The Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan(s), including the interest rate to be charged in respect of any such loan(s), whether the loan(s) are to be made with or without recourse against the borrower, the collateral or other security, if


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any, securing the repayment of the loan(s), the terms on which the loan(s) are to be repaid and the conditions, if any, under which the loan(s) may be forgiven.

                                    ARTICLE 9

                          CHANGES IN CAPITAL STRUCTURE

         9.1. General. In the event of a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust Options to preserve the benefits or potential benefits of the Options. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Options; (iii) adjustment of the exercise price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Stock, the authorization limits under Section 5.1 and 5.4 shall be increased proportionately, and the shares of Stock then subject to each Option shall be increased proportionately without any change in the aggregate purchase price therefor.

                                   ARTICLE 10

                     AMENDMENT, MODIFICATION AND TERMINATION

         10.1. Amendment, Modification and Termination. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of shareholders of the Corporation if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

         10.2. Options Previously Granted. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Option without approval of the Participant; provided, however, that, subject to the terms of the applicable Option Agreement, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Option and provided further that the original term of any Option may not be extended. No termination, amendment, or modification of the Plan shall adversely affect any Option previously granted under the Plan, without the written consent of the Participant.

                                   ARTICLE 11

                               GENERAL PROVISIONS

         11.1. No Rights to Options. No Participant or any eligible participant shall have any claim to be granted any Option under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants or eligible participants uniformly.

         11.2. No Stockholder Rights. No Option gives the Participant any of the rights of a shareholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with the exercise of such Option.


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         11.3.    Withholding. The Corporation or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Option is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Option shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

         11.4. No Right to Continued Service. Nothing in the Plan or any Option Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue as an employee of the Corporation or any Parent or Subsidiary.

         11.5. Unfunded Status of Options. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Option, nothing contained in the Plan or any Option Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Subsidiary.

         11.6. Indemnification. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Corporation from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

         11.7. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation or any Parent or Subsidiary unless provided otherwise in such other plan.

         11.8. Expenses. The expenses of administering the Plan shall be borne by the Corporation and its Parents or Subsidiaries.

         11.9. Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

         11.10. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         11.11. Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.


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         11.12.   Government and Other Regulations. The obligation of the
Corporation to make payment of Options in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Corporation shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock issued in connection with the Plan. The shares issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

         11.13. Governing Law. To the extent not governed by federal law, the Plan and all Option Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

         11.14. Additional Provisions. Each Option Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.


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